EXHIBIT 10 (a)

                           CLAIM ACCOUNT AGREEMENT


 THIS AGREEMENT is made and entered into as of February 1, 2001, by and between GE Reinsurance Corporation, Lincolnshire, Illinois ("GE Re"), Dorinco Reinsurance Company, Midland, Michigan ("Dorinco"), American Hallmark Insurance Company of Texas, Dallas, Texas ("AHIC"), and Hallmark Claims Services, Inc., Dallas, Texas ("HCS"), collectively "the parties".

 WHEREAS, GE Re and Dorinco are quota share reinsurers of State and County Mutual Fire Insurance Company, Fort Worth, Texas ("State and County") with respect to certain business produced by and through Associated General Agency ("AGA") under a 100% Reinsurance Agreement effective March 1, 1998 and terminated on a run off basis effective June 30, 2000 ("Reinsurance Agreement"); and

 WHEREAS, GE Re and Dorinco have 37.5% and 62.5% shares respectively in the Reinsurance Agreement; and

 WHEREAS, Dorinco retrocedes 40% of its 62.5% share in the Reinsurance Agreement to AHIC under a Retrocession Agreement effective March 1, 1998 and terminated on a run off basis effective June 30, 2000 ("Retro"); and

 WHEREAS, AGA has subcontracted with HCS to perform certain policy servicing and claim handling functions on behalf of AGA; and

 WHEREAS, the parties desire to establish a Claim Account to be funded by GE Re, Dorinco, and AHIC in the aggregate amount of $500,000, each to fund in proportion to its respective interest (i.e., 37.5% GE Re, 37.5% Dorinco, and 25% AHIC) for the purpose of facilitating the payment of claims subject to the Reinsurance Agreement and Retro during the run off without resorting to cash calls. The Claim Account is to be administered by HCS.

 NOW THEREFORE, the parties agree as follows:

 1. As promptly as possible after February 1, 2001, GE Re, Dorinco, and AHIC will deposit the following amounts in Account No. 004770648879 (the "Claim Account") at Bank of America, Dallas, Texas, ABA Routing No. 111000025:

                          GE Re:         $187,500
                          Dorinco:       $187,500
                          AHIC:          $125,000

 2. HCS is authorized to transfer funds from the Claim Account to the Premium Trust Account under the Reinsurance Agreement as needed solely for the purpose of paying loss and loss adjustment expenses under the terms of the Reinsurance Agreement and Retro. From the monthly accounting rendered under the Reinsurance Agreement, HCS shall cause the Claim Account to be replenished to its original or subsequently agreed upon balance by transferring funds from the Premium Trust Account into the Claim Account each month as required.

 3. Interest earned on the Claim Account balance shall be credited to the Claim Account for the benefit of GE Re, Dorinco, and AHIC in proportion to the respective interest of each.

 4. HCS shall be responsible for administration of the Claim Account, and shall provide a monthly reconciliation of all Claim Account activity on forms mutually agreeable to the parties.

 5. Additional deposits to or withdrawals from the claim account may be made at any time at the discretion of GE Re, Dorinco, and AHIC upon notifying HCS to effect such deposit or withdrawals.

 6. Any one of GE Re, Dorinco, or AHIC may individually terminate the authority of HCS to act on its behalf under this Agreement at any time. Alternatively, GE Re, Dorinco, and AHIC, may, at any time, acting collectively, terminate this Agreement entirely. In either case, written notice by the terminating reinsurer(s) shall be given to HCS stating in the notice when such termination shall be effective and stating to whom any balance(s) in the Claim Account attributable to such reinsurer(s) shall be transmitted.

 7. Upon final settlement of all losses subject to the Reinsurance Agreement, any balance remaining in the Claim Account (including interest) shall be paid or released to GE Re, Dorinco, and AHIC in proportion to the interest of each.

 IN  WITNESS  WHEREOF,   the  parties   have  executed   this  Agreement   in
 quadruplicate on the dates shown below.

 GE Reinsurance Corporation         Hallmark Claims Services, Inc.

 By:                                By:
 Date:                              Date:


 Dorinco Reinsurance Company

 By:
 Date:


 American Hallmark Insurance Company of Texas

 By:
 Date: